As filed with the Securities and Exchange Commission on February 11, 2002

                                                 Registration No. [------------]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                           DECKERS OUTDOOR CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                         95-3015862
 ---------------------------------------------         ---------------------------------------
 (State or Other Jurisdiction of Incorporation          (I.R.S. Employer Identification  No.)
                or Organization)

495-A South Fairview Avenue, Goleta, CA                              93117
----------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

                           DECKERS OUTDOOR CORPORATION
                       1993 EMPOLOYEE STOCK INCENTIVE PLAN
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 Douglas B. Otto
                      Chairman and Chief Executive Officer
                           Deckers Outdoor Corporation
                           495-A South Fairview Avenue
                                Goleta, CA 93117
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (805) 967-7611
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                              Joseph E. Nida, Esq.
                    Sheppard, Mullin, Richter & Hampton, LLP
                               800 Anacapa Street
                             Santa Barbara, CA 93101

                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                    Proposed Maximum       Proposed Maximum
 Title of Securities to Be     Amount To Be       Offering Price Per     Aggregate Offering          Amount of
        Registered             Registered (1)          Share (2)               Price (2)          Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                   1,200,000               $5.295              $6,354,000.00             $584.57
-------------------------------------------------------------------------------------------------------------------
(1)   This  Registration  Statement covers 1,200,000  shares of common stock of Deckers Outdoor  Corporation  which may be offered or sold pursuant to the two plans named above.  This  Registration  Statement  also relates to an  indeterminate  number of shares of common stock that may be issued upon stock splits,  stock dividends or similar transactions in accordance with Rule 416.
(2)   Estimated  pursuant to Rule 457(h) solely for the purpose of  calculating  the  registration  fee, based upon the  average of the high and low prices of our common  stock as  reported  on the Nasdaq  National  Market on
      January 28, 2002.
===================================================================================================================

                                EXPLANATORY NOTE

      As permitted by General Instruction E to Form S-8 regarding the registration of additional securities of the same class as other securities for which a registration statement filed on this form relating to an employee benefit plan is effective, the contents of the following are incorporated by reference:

      1. Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 27, 1998 (File No. 333-47097) with respect to the Registrant's 1993 Employee Stock Option Plan, as amended; and

      2. Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 12, 1995 (File No. 33-96850) with respect to the Registrant's 1995 Employee Stock Purchase Plan.

      Except for the information provided in Item 5, no additional information is required in this Registration Statement that is not in the earlier Registration Statements filed on February 27, 1998 and September 12, 1995 or incorporated by reference into those Registration Statements.

Item 5. The validity of the shares of common stock offered under this Registration Statement has been passed upon for the Registrant by Sheppard, Mullin, Richter & Hampton, LLP. Joseph E. Nida, an officer of the Registrant, is a partner of Sheppard, Mullin, Richter & Hampton, LLP.

Item 8.  Exhibits.

         See Index to Exhibits at page 3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California on this 8th day of February, 2002.

                  DECKERS OUTDOOR CORPORATION


                  By:  /s/ Douglas B. Otto
                       -----------------------------------------
                               Douglas B. Otto
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas B. Otto and M. Scott Ash, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto or other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                   Title                            Date
             ---------                                   -----                            ----
/s/ Douglas B. Otto                  Chairman of the Board and                      February 8, 2002
------------------------------        Chief Executive Officer
Douglas B. Otto


/s/ M. Scott Ash                     Chief Financial Officer (Principal
------------------------------        Financial and Accounting Officer)             February 8, 2002
M. Scott Ash

/s/ Gene E. Burleson                 Director                                       February 8, 2002
------------------------------
Gene E. Burleson

/s/  Rex A. Licklider                Director                                       February 8, 2002
------------------------------
Rex A. Licklider

/s/  John M. Gibbons                 Director                                       February 8, 2002
------------------------------
John M. Gibbons

                           DECKERS OUTDOOR CORPORATION
                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit
-------           -------


5.1               Opinion of Sheppard, Mullin, Richter & Hampton, LLP

23.1              Consent of KPMG, LLP

23.3              Consent of Sheppard, Mullin, Richter & Hampton, LLP (within Exhibit 5.1)

24.1              Power of Attorney (see page 2 of this Registration Statement)

99.1              Deckers Outdoor Corporation 1993 Employee Stock Incentive Plan, as amended

99.2              Deckers Outdoor Corporation 1995 Employee Stock Purchase Plan, as amended































                                       3